N-SAR Item 77D-Policies with Respect to Security Investment

At a meeting of the Board of Trustees of BNY Mellon Funds Trust (the
"Trust") held on March 26, 2009, the Board approved changes to the investment policies of BNY Mellon International Fund and BNY Mellon
Emerging Markets Fund, as more particularly described in a Supplement dated March 30, 2009 to the Trust's Prospectus dated December 31, 2008 that was filed with the Securities and Exchange Commission (the “SEC”)
on March 30, 2009 and is incorporated herein by reference.

At a Special Meeting of the Board of Trustees of the Trust held on
April 20, 2009, the Board revised the permissible securities in which
BNY Mellon Bond Fund and the fixed-income portion of BNY Mellon
Balanced Fund may invest to include municipal securities, as more particularly described in a Supplement dated April 20, 2009 to the
Trust's Prospectus dated December 31, 2008 that was filed with the SEC on April 20, 2009 and is incorporated herein by reference.

At a Special Meeting of the Board of Trustees of the Trust held on
April 29, 2009, the Board revised the permissible securities in which
BNY Mellon Intermediate U.S. Government Fund may invest to include municipal securities, as more particularly described in the Trust’s
Statement of Additional Information dated May 1, 2009 that was filed with the SEC on April 28, 2009 and is incorporated herein by reference.